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                                                                     Exhibit 8.1

                [Cleary, Gottlieb, Steen & Hamilton Letterhead]


                                                                  August 7, 2002



Instinet Group Incorporated
3 Times Square
New York, NY 10036


Ladies and Gentlemen:


                  We have acted as special tax counsel to Instinet Group Incorporated ("Instinet") in connection with the Registration Statement on Form S-4 to which this opinion appears as an exhibit (the "Registration Statement"). All capitalized terms used but not defined herein shall have the same meanings as in the Agreement and Plan of Merger (the "Agreement") entered into among Instinet, Instinet Merger Corporation ("Merger Sub"), and Island Holding Company, Inc. ("Island"), dated as of June 9, 2002, as amended.


                  In arriving at the opinion expressed below, we have examined and relied upon the accuracy and completeness of the facts, information, covenants and representations contained in originals, or copies certified or otherwise identified to our satisfaction, of: the Agreement, the Registration Statement, as amended through the date hereof, and the Proxy Statement-Prospectus included therein filed with the Securities and Exchange Commission by Instinet and Island, respectively, in connection with the Merger (together, the "Proxy Statement"), certificates and representations of officers and representatives of Instinet and Island and such other persons as we have deemed necessary or appropriate, and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.


                  Without limiting the generality of the foregoing, in arriving at the opinion expressed below, we have also examined and relied, without independent verification of the statements contained therein, on letters from each of Instinet and Island regarding certain tax matters, and we have assumed the accuracy of the representations and statements made in each of the foregoing. We have also assumed that such representations and statements are true and accurate as of the Effective Time of the Merger.
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Instinet Group Incorporated
August 7, 2002
Page 2 of 2


                  In arriving at the opinion expressed below, we have assumed, without making any independent investigation, that all such documents as furnished to us are complete and authentic, that the signatures on all documents are genuine, and that all such documents have been, or in the case of drafts, will be, duly authorized, executed and delivered. We have further assumed that the transactions will be consummated and the parties will act in accordance with these documents.

                  The opinion expressed below is based on the Internal Revenue Code of 1986 (the "Code"), and applicable regulations, rulings and decisions, in each case as in effect on the date hereof, and may be affected by amendments to the Code or to the regulations thereunder or by subsequent judicial or administrative interpretations thereof.

                  We express no opinion herein other than as to the federal income tax laws of the United States. We express no opinion regarding the U.S. federal income tax consequences of the Merger to any Island stockholder who is a nonresident alien individual or foreign corporation.

                  Based on and subject to the foregoing, it is our opinion that the Merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

                  This opinion is intended solely for the purpose of inclusion as an exhibit to the Registration Statement. It may not be relied upon to satisfy the condition set forth in Section 5.1(j) of the Agreement that an opinion of Cleary, Gottlieb, Steen & Hamilton be rendered as of the Closing Date, or for any other purpose. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name and the making of statements with respect to us in the Proxy Statement under the heading "Material U.S. Federal Income Tax Consequences of the Merger." In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                       Very truly yours,


                                       CLEARY, GOTTLIEB, STEEN & HAMILTON


                                       By:     /s/ YARON Z. REICH
                                           ------------------------------------
                                               Yaron Z. Reich, a Partner